EXHIBIT 19.1




             The Financial Statements for the 1991 Thrift Incentive Stock
                Purchase Plan for Employees of Cullen/Frost Bankers, Inc.



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                                         1991 Thrift Incentive Stock Purchase
                                         Plan for Employees of Cullen/Frost
                                         Bankers, Inc.

                                         Financial Statements

                                         Years Ended December 31, 1995 and 1994
                                         with Report of Independent Auditors

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                   1991 Thrift Incentive Stock Purchase Plan
                  for Employees of Cullen/Frost Bankers, Inc.

                            Financial Statements


                     Years Ended December 31, 1995 and 1994




                                    Contents

Report of Independent Auditors...............................................1


Financial Statements

Statements of Net Assets Available for Benefits..............................2
Statements of Changes in Net Assets Available for Benefits...................3
Notes to Financial Statements................................................4



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                         Report of Independent Auditors



Compensation and Benefits Committee of
 Cullen/Frost Bankers, Inc.

We have audited the accompanying statements of net assets available for benefits of the 1991 Thrift Incentive Stock Purchase Plan for Employees of Cullen/Frost Bankers, Inc. as of December 31, 1995 and 1994, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the 1991 Thrift Incentive Stock Purchase Plan for Employees of Cullen/Frost Bankers, Inc. at December 31, 1995 and 1994, and the changes in its net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles.

                                            /s/Ernst & Young LLP


April 2, 1996

                                                                          1
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                   1991 Thrift Incentive Stock Purchase Plan
                  for Employees of Cullen/Frost Bankers, Inc.

                Statements of Net Assets Available for Benefits


                                                           December 31
                                                          1995     1994
                                                          -------------
Assets                                                    $  -     $  -
Liabilities                                                  -        -
                                                          -------------
Net assets available for benefits                         $  -     $  -
                                                          =============

See accompanying notes.

                                                                          2
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                   1991 Thrift Incentive Stock Purchase Plan
                  for Employees of Cullen/Frost Bankers, Inc.

           Statements of Changes in Net Assets Available for Benefits



                                                             December 31
                                                            1995      1994
                                                          ------------------
Additions:
 Employer contributions                                   $595,162  $571,987
 Employee contributions                                     29,637    36,429
 Dividend Income                                             9,413     5,712
 Interest Income                                             1,030       408
 Gain(loss) on sale of investments                             445      (181)
 Appreciation (depreciation) in fair value of
  Investments                                              105,477   (68,777)
                                                          -------------------
Total additions                                            741,164   545,578

Deductions:
 Benefit payments                                          741,164   545,578
                                                          -------------------
Total deductions                                           741,164   545,578
Net assets available for benefits at beginning of year         ---       ---
                                                          -------------------
Net assets available for benefits at end of year          $    ---  $    ---
                                                          ===================


See accompanying notes.

                                                                          3
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                   1991 Thrift Incentive Stock Purchase Plan
                  for Employees of Cullen/Frost Bankers, Inc.

                        Notes to Financial Statements

                         December 31, 1995 and 1994


1.  Significant Accounting Policies

The financial statements of the 1991 Thrift Incentive Stock Purchase Plan for Employees of Cullen/Frost Bankers, Inc. (the Plan) are presented on the accrual basis of accounting. Participating entities include: Cullen/Frost Bankers, Inc. (CFBI); Frost National Bank; Cullen/Frost Bank of Dallas (through April 14, 1994) and United States National Bank, all of which are referred to herein as "the Company."

The cost of a specific security sold is used to compute gains and losses on the sale of investments.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2.  Description of the Plan

The Plan, amended and restated on January 1, 1991, is a non-qualified contributory plan. In addition to the Plan, the Company maintains the 401(k) Stock Purchase Plan for Employees of Cullen/Frost Bankers, Inc. and its Affiliates (the 401(k) Plan). The Plan covers substantially all eligible employees who have been determined to be highly compensated employees with respect to the plan year under the provisions of the 401(k) Plan regarding discretionary matching contributions, and who have been designated by the Plan's administrative committee as eligible for participation. The Plan was adopted to offer to eligible employees whose participation in the 401(k) Plan is limited an alternative means of receiving comparable benefits.

For each plan year, each active participant is eligible to contribute an amount not to exceed the total of:

     i) the amount by which the active participants 401(k) Plan contributions have been limited by IRS regulations not to exceed the difference between

        a) six percent of the participant's compensation for the respective plan year,

        b) the total before and after tax contributions allocated under the 401(k) Plan, and
                                                                          4
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                   1991 Thrift Incentive Stock Purchase Plan
                  for Employees of Cullen/Frost Bankers, Inc.

                        Notes to Financial Statements

                         December 31, 1995 and 1994


2.  Description of the Plan (continued)


    ii) the amount by which the participant's contributions to the 401(k) Plan have been limited by IRS regulations.


For each plan year, the Company makes contributions equal to 100% of the participants' before- and after-tax contributions to the Plan and the 401(k) Plan, up to six percent of the participants' compensation for the respective plan year.

Participants are immediately vested 100% in their accounts which are distributed to them as of the date the distribution is made.

With respect to each plan year, all contributions under the Plan, both from the participants and the Company, are invested in common stock of CFBI.

All assets of the Plan are distributed on an annual basis by the end of each plan year. Participants receive stock certificates for their allocated portion of CFBI common stock (in whole shares), and cash for fractional shares.

3.  Transactions With Parties-In-Interest

The Company may pay for certain or all expenses incurred in administering the provisions of the Plan. During 1995 and 1994, all such expenses were paid by the Company.

4.  Income Tax Status

The Plan is not subject to federal income taxes.
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